UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2009
PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) On October 20, 2009, the Board of Directors of Pinnacle Financial Partners Inc. (the “Company”) approved an amendment to the Bylaws of the Company to provide that the term of a director elected to fill a vacancy created by the resignation or removal of a director or the increase in the size of the board shall continue until the next shareholders’ meeting at which directors are elected. Previously the Bylaws of the Company provided that the term of a director elected to fill a vacancy would continue until the expiration of the term of the director whose place had become vacant, or in the case of an increase in the number of directors, until the next meeting of the Company’s shareholders.
     A copy of the Bylaws of the Company, as amended, is filed with this Form 8-K as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

3.2	Bylaws of Pinnacle Financial Partners, Inc., as amended (Restated for SEC filing purposes only).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
	Name:	Harold R. Carpenter
	Title:	Executive Vice President and Chief Financial Officer

Date: October 26, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws of Pinnacle Financial Partners, Inc., as amended (Restated for SEC filing purposes only).